Exhibit 10.16.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

27 May 2022

Michael Hipwood

By Email: [***]

RE:	VARIATION TO YOUR EMPLOYMENT

Dear Michael,

We refer to your Employment Contract effective 17 September 2021.

As discussed with you, we propose to vary the following terms of your Employment Contract.

The proposed variation is as follows:

From:

Remuneration :         $273,685 (gross) per annum, exclusive of Superannuation.

Other Benefits :

    One time bonus of AUD $100,000 payable on the Maximum Term Expiry Date conditional on:

•	the Employee meeting Key Performance Indicators to be set by 30 December 2021; and

•	the Employee having been continuously employed by the Company from the Maximum Term Commencement Date to the Maximum Term Expiry Date.

Should the contract be terminated by the Company prior to the Maximum Term Expiry Date the Company will pay the pro-rata bonus entitlement to the Employee commensurate with the performance against the KPI’s.

To:

Remuneration :         $314,740 (gross) per annum, exclusive of Superannuation.

Other Benefits :

One time retention bonus of AUD $100,000 payable on the Maximum Term Expiry Date conditional on :

•	the Employee having been continuously employed by the Company from the Maximum Term Commencement Date to the Maximum Term Expiry Date.

Should the contract be terminated by the Company, without cause, prior to the Maximum Term Expiry Date, the Company will pay the full bonus entitlement (AUD$100,000) to the Employee together with the termination payment.

Apart from the proposed variation, all other terms and conditions as outlined in your Employment Contract will continue to apply.

The proposed variation is a permanent change to your terms and conditions and will take effect on 3 May 2022.

Tritium PTY Ltd 48 Miller Street Murarrie QLD 4172

To accept this variation, we ask that you sign and return the below acknowledgment to HR by 31 May 2022.

Should you have any queries, please do not hesitate to contact Rachel Walsh, Global HR Manager.

Kind regards

/s/ Jane Hunter

Jane Hunter

Tritium Pty Ltd

Chief Executive Officer

I, Michael Hipwood, acknowledge and agree to vary the terms of my employment contract as set out in the above letter.

Signed	/s/ Michael Hipwood	Date:	31/5/22

Tritium PTY Ltd 23 Archimedes Place Murarrie QLD 4172